CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of

Oppenheimer Limited-Term Government Fund

We consent to the references to our firm under the headings “Independent Registered Public Accounting Firm” appearing in the Statement of Additional Information and “Financial Highlights” appearing in the Prospectus, in this Registration Statement of Oppenheimer Limited-Term Government Fund.

                         /s/ KPMG LLP
                         KPMG LLP

Denver, Colorado

January 26, 2009